Exhibit 10.1
Execution Version
COMMON STOCK PURCHASE AGREEMENT
This Common Stock Purchase Agreement (the “Agreement”), dated as of November 6, 2024, by and among Exicure, Inc., a Delaware corporation (the “Company”), and each purchaser identified on Schedule 1 hereto (each, including its successors and assigns, a “Purchaser” and together, the “Purchasers”). Capitalized terms used herein but not otherwise defined shall have the meanings given to them in Section 1.5.
RECITALS
A.    On the terms and subject to the conditions set forth in this Agreement and pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 promulgated thereunder, the Company desires to issue and sell to each Purchaser, and each Purchaser, severally and not jointly, desires to purchase from the Company at Closing (as hereinafter defined), that number of shares of common stock, $0.0001 par value, of the Company (the “Common Stock”) set forth opposite such Purchaser’s name on Schedule 1 hereto at the price specified in Section 1.1.
B.    The shares of Common Stock issued to the Purchasers pursuant to this Agreement shall be referred to in this Agreement as the “Shares”.
C.    The Board of Directors of the Company (the “Board”) has unanimously determined that this Agreement and the transactions contemplated hereby are advisable, fair and in the best interests of the Company and its stockholders.
AGREEMENT
NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agree as follows:
ARTICLE I
PURCHASE AND SALE
1.1    Sale and Issuance of Common Stock.
(a)    Subject to the terms and conditions of this Agreement, each Purchaser agrees to, severally and not jointly, purchase from the Company, and the Company agrees to sell and issue to such Purchaser, that number of Shares as set forth opposite each Purchaser’s name on Schedule 1 attached hereto, at a price equal to $3.00 per share (the “Price Per Share” and the total purchase price for the Shares to be paid by each Purchaser, the “Share Purchase Price”)
1.2    Closing. Subject to terms and conditions set forth in this Agreement, at the Closing, the Company shall issue and sell to each Purchaser, and each Purchaser agrees to purchase from the Company, the Shares. The closing of such transaction (the “Closing”) shall occur on November 12, 2024 or as soon as practicable following the satisfaction or waiver of the conditions set forth in Article V (the “Closing Date”). The parties understand and agree that,
4856-1855-5126.3

assuming the Korean Regulatory Approval is obtained and the other conditions to Closing are satisfied or waived, the Closing shall take place at such place as the Company and the Purchasers may mutually agree upon, orally or in writing.
1.3    Payment. On the Closing Date, (a) each Purchaser shall pay to the Company its Share Purchase Price in United States dollars and in immediately available funds, by wire transfer to the Company’s account as set forth in instructions previously delivered to each Purchaser, and (b) the Company shall irrevocably instruct Equiniti Trust Company, LLC (the “Transfer Agent”) to deliver to such Purchaser the number of Shares set forth opposite such Purchaser’s name on Schedule 1 hereto, duly executed on behalf of the Company and registered in the name of such Purchaser as set forth on the Stock Registration Questionnaire included as Exhibit A.
1.4    Closing Deliverables.
(a)    Company. On or prior to the Closing Date, the Company shall deliver or cause to be delivered to each Purchaser the following:
(i)    a copy of the irrevocable instructions to the Transfer Agent instructing the Transfer Agent to deliver the number of Shares set forth opposite such Purchaser’s name on Schedule 1 hereto, registered in the name of such Purchaser as set forth on the Stock Registration Questionnaire included as Exhibit A; and
(ii)    the Registration Rights Agreement, duly executed by the Company;
(b)    Purchasers. On or prior to the Closing Date, each Purchaser shall deliver or cause to be delivered to the Company the following:
(i)    a fully completed and duly executed Stock Registration Questionnaire in the form attached hereto as Exhibit A;
(ii)    the Registration Rights Agreement, duly executed by each Purchaser;
(iii)    a fully completed and duly executed Accredited Investor Qualification Questionnaire in the form attached hereto as Exhibit B;
(iv)    a fully completed and duly executed Bad Actor Questionnaire in the form attached hereto as Exhibit C; and
(v)    the Share Purchase Price by wire transfer to the account specified by the Company.
(c)    Further Assurances. On or prior to the Closing Date, the parties hereto shall execute and deliver or cause to be executed and delivered such additional documents that
4856-1855-5126.3

take such additional actions as the parties may reasonably deem to be practical and necessary in order to consummate the transactions contemplated hereby.
1.5    Use of Proceeds. The Company shall use the Share Purchase Price for purposes of acquiring GPCR Therapeutics USA, Inc.
1.6    Defined Terms Used in This Agreement. In addition to the terms defined elsewhere in this Agreement, the following terms have the meanings indicated:
“Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls or is controlled by or under common control with such Person. For the purposes of this definition, “control,” when used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and the terms of “affiliated,” “controlling” and “controlled” have meanings correlative to the foregoing.
“Common Stock” means the Company’s common stock, par value $0.0001 per share.
“Korean Regulatory Approval” means such approval from relevant Korean governmental agencies as may be required by the applicable rules and regulations under Korean law in order for each Purchaser to wire money to the Company in accordance with the terms hereof.
“Nasdaq” means The Nasdaq Stock Market LLC.
“Person” means an individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.
“Registration Rights Agreement” means that certain Registration Rights Agreement, dated as of the Closing Date, by and between the Company and the Purchasers, in the form of Exhibit D attached to this Agreement.
“Trading Day” means a Nasdaq trading day.
“Transaction Documents” means this Agreement, the Registration Rights Agreement and the annexes and exhibits attached hereto and thereto.
ARTICLE II
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
Subject to and except as set forth in (i) the SEC Documents (as defined below) and (ii) a disclosure letter separately to be provided to the Purchasers, the Company hereby represents and warrants to each Purchaser as of the date hereof as follows. For purposes of these representations and warranties (other than those in Sections 2.2, 2.3, 2.5 and 2.6), the term the “Company” shall include any subsidiaries of the Company, unless otherwise noted herein.
4856-1855-5126.3

2.1    Organization, Good Standing and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power to own, lease and operate its properties and assets and to conduct its business as it is now being conducted and as described in the reports filed by the Company with the United States Securities and Exchange Commission (the “Commission”) pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the Company’s 2023 fiscal year through the date hereof, including, without limitation, the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 and its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024 and June 30, 2024. The Company is qualified to do business as a foreign corporation and is in good standing in every jurisdiction in which the failure to be so qualified would have or would reasonably be expected to have, individually or in the aggregate, a material adverse effect upon the business, properties, assets, liabilities, operations, financial condition or results of operations of the Company, or the ability of the Company to perform its obligations under the Transaction Documents (a “Material Adverse Effect”).
2.2    Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and perform the Transaction Documents and to issue and sell the Shares to be issued by the Company in accordance with the terms hereof. The execution, delivery and performance of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action, and no further consent or authorization of the Company, its board of directors or stockholders is required. When executed and delivered by the Company, this Agreement shall constitute a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application. The Board, at a meeting duly called and held, adopted resolutions approving the transactions contemplated hereby, including the issuances of the Shares to be issued by the Company pursuant to this Agreement.
2.3    Valid Issuance of Securities. The Shares sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, as applicable, will be validly issued, fully paid and nonassessable and free and clear of all liens, claims, charges, security interests or agreements, pledges, assignments, covenants, restrictions or other encumbrances created by, or imposed by, the Company and rights of refusal of any kind imposed by the Company (other than as provided in the Transaction Documents or restrictions on transfer under applicable securities laws) and the holder of the Shares shall be entitled to all rights accorded to a holder of Common Stock.
2.4    No Conflicts; Governmental Approvals. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not (i) violate any provision of the Company’s certificate of incorporation or bylaws as currently in effect, (ii) conflict with, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under,
4856-1855-5126.3

or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company is a party or by which the Company’s properties or assets are bound, or (iii) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or by which any property or asset of the Company is bound or affected. The Company is not required under federal, state, foreign or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or issue and sell the Shares to be issued by the Company in accordance with the terms hereof, other than filings that have been made, or will be made, or consents that have been obtained, or will be obtained, pursuant to the rules and regulations of Nasdaq, including a Nasdaq Listing of Additional Shares Notification form, applicable state securities laws and post-sale filings pursuant to applicable state and federal securities laws which the Company undertakes to file or obtain within the applicable time periods and the filings required to be made pursuant to this Agreement.
2.5    Capitalization. The issued and outstanding shares of capital stock of the Company have been validly issued, are fully paid and nonassessable and are not subject to any preemptive rights, rights of first refusal or similar rights. The Company has an authorized, issued and outstanding capitalization as set forth in the Company’s most recent annual report on Form 10-K or subsequent quarterly reports on Form 10-Q (other than the grant of additional awards under the Company’s equity incentive plans or changes in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise or conversion of securities exercisable for, or convertible or exchangeable into, shares of Common Stock, in each case outstanding as of the date set forth in the Company’s most recent annual report on Form 10-K or quarterly report on Form 10-Q). Except as disclosed in the Company’s most recent annual report on Form 10-K or subsequent quarterly reports on Form 10-Q, the Company does not have any outstanding options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into, or exchangeable for, or any contracts or commitments to issue or sell, any shares of capital stock or other securities (other than the grant of additional awards under the Company’s equity incentive plans).
2.6    SEC Documents; Financial Statements. The Company represents and warrants that as of the date hereof, the Common Stock is registered pursuant to Section 12(b) of the Exchange Act. Since January 1, 2023, the Company has filed all reports, schedules, forms, statements and other documents, including any amendments thereto, required to be filed by it with the Commission pursuant to the reporting requirements of the Exchange Act (the “SEC Documents”). At the times of their respective filing (or to the extent amended, at the time of the amendment), all such reports, schedules, forms, statements and other documents of the Company, including any amendments thereto, conformed in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder. Except as disclosed in the SEC Documents, at the times of their respective filings (or to the extent amended, at the time of the amendment), such reports, schedules, forms, statements and other documents of the Company, including any amendments thereto, did not contain any
4856-1855-5126.3

untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates (or to the extent amended, at the time of the amendment), the financial statements of the Company included in the SEC Documents complied in all material respects with applicable accounting requirements and the published rules and regulations of the Commission or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements), and fairly present in all material respects the consolidated financial position of the Company as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).
2.7    No Liabilities. Except for as disclosed to the Purchaser, the Company has no liabilities or obligations (accrued, absolute, contingent or otherwise), other than liabilities or obligations (i) reflected on the most recent balance sheet of the Company included in the SEC Documents, (ii) incurred in the ordinary course of business since the date of the most recent balance sheet of the Company included in the SEC Documents, (iii) incurred in connection with this Agreement, (iv) incurred pursuant to contracts binding on the Company (other than those resulting from a breach thereof), or (v) that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect or prevent the consummation of the transactions contemplated hereby.
2.8    Accountants. The Company represents and warrants that Marcum LLP, whose report on the financial statements of the Company is filed with the Commission in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, was, at the time such report was issued, an independent registered public accounting firm as required by the Securities Act. Except as described in the SEC Documents and as preapproved in accordance with the requirements set forth in Section 10A of the Exchange Act, to the Company’s knowledge, Marcum LLP has not engaged in any non-audit services prohibited by subsection (g) of Section 10A of the Exchange Act on behalf of the Company.
2.9    Internal Controls. The Company has established and maintains a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in the United States and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
2.10    Disclosure Controls. The Company has established and maintains disclosure controls and procedures (as such term is defined in Rules 13a-15 and 15d-15 under the Exchange
4856-1855-5126.3

Act) that are designed to comply with the requirements of the Exchange Act applicable to the Company; such disclosure controls and procedures have been designed to ensure that material information relating to the Company is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established. The Company has conducted evaluations of the effectiveness of its disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act. Since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors with respect to the Company that could significantly affect the Company’s internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses. The Company is in compliance in all material respects with all provisions currently in effect and applicable to the Company of the Sarbanes-Oxley Act of 2002, and all rules and regulations promulgated thereunder or implementing the provisions thereof.
2.11    Taxes. The Company has (i) paid all material federal, state, local and foreign taxes required to be paid through the date hereof, except (x) any such taxes being contested in good faith and for which adequate reserves have been established in accordance with applicable accounting requirements or (y) if a failure to pay such taxes would not reasonably be expected to have a Material Adverse Effect, and (ii) filed all material tax returns required to be filed through the date hereof, in each case except for (x) those returns for which a request for extension has been filed or (y) any failure to file that would not reasonably be expected to have a Material Adverse Effect; and there is no tax deficiency that has been asserted against the Company, except where such deficiencies, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.
2.12    Insurance. Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (i) the Company and its subsidiaries have insurance covering their respective properties, operations, personnel and businesses, which insurance is in amounts and insures against such losses and risks as are, in the reasonable judgment of the Company, ordinary and customary for comparable companies in the same or similar businesses and (ii) neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business.
2.13    Data Privacy. Since January 1, 2023, except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (i) the Company and its subsidiaries have operated their business in a manner compliant with (a) all applicable privacy, data security and data protection laws and regulations, (b) all legally binding contractual obligations, and (c) all written, externally distributed Company policies, for each (i)(a) through (c), governing the collection, handling, usage, disclosure and storage of personally identifiable data in the Company’s possession or control, as that term (or similar terms) are defined under applicable privacy, data security and data protection laws (“Personal Data”), (ii) the Company has implemented and maintains policies and procedures designed to ensure the
4856-1855-5126.3

integrity, security and confidentiality of Personal Data collected, handled, used, disclosed and/or stored by the Company in connection with the Company’s operation of its business, (iii) the Company requires third parties which process Personal Data on its behalf to maintain measures designed to protect the privacy and security of such Personal Data, as applicable, and (iv) since January 1, 2023, the Company has not experienced any actual security incident that has resulted in unauthorized access, acquisition, alteration or modification, loss, theft or other unauthorized processing of any Personal Data.
2.14    No Material Adverse Change. Except as disclosed in the SEC Documents or to the Purchaser, since December 31, 2023, there has not been:
(a)    any change in the assets, liabilities, financial condition or operating results of the Company from that reflected in the financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, except for changes in the ordinary course of business which have not had and would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;
(b)    any declaration or payment by the Company of any dividend, or any authorization or payment by the Company of any distribution, on any of the capital stock of the Company, or any redemption or repurchase by the Company of any securities of the Company;
(c)    any material damage, destruction or loss, whether or not covered by insurance, to any assets or properties of the Company;
(d)    any waiver, not in the ordinary course of business, by the Company of a material right or of a material debt owed to it;
(e)    any satisfaction or discharge of a material lien, claim or encumbrance or payment of any obligation by the Company, except in the ordinary course of business;
(f)    except as described in the SEC Documents, any change or amendment to the Company’s Certificate of Incorporation or Bylaws, or termination of or material amendment to any contract of the Company that the Company is required to file with the Commission pursuant to Item 601(b)(10) of Regulation S-K;
(g)    any material labor difficulties or labor union organizing activities with respect to employees of the Company;
(h)    except as described in the SEC Documents, any material transaction entered into by the Company other than in the ordinary course of business;    ·
(i)    the loss of the services of any executive officer (as defined in Rule 405 under the Securities Act) of the Company; or
(j)    any other event or condition that has had or would reasonably be expected to have a Material Adverse Effect.
4856-1855-5126.3

2.15    No Undisclosed Events or Circumstances. Except as disclosed in the SEC Documents, since December 31, 2023, except for the consummation of the transactions contemplated herein, to the Company’s knowledge, no event or circumstance has occurred or exists with respect to the Company or its businesses, properties, prospects, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.
2.16    Litigation. Except as disclosed in the SEC Documents or otherwise disclosed to each Purchaser, no action, suit, proceeding or investigation is currently pending or, to the knowledge of the Company, has been threatened in writing against the Company that: (i) concerns or questions the validity of this Agreement; (ii) concerns or questions the right or authority of the Company to enter into the Transaction Documents and to perform its obligations thereunder; or (iii) is reasonably likely to have a Material Adverse Effect. The Company is neither a party to nor subject to the provisions of any material order, writ, injunction, judgment or decree of any court or government agency or instrumentality.
2.17    Compliance. The Company (i) is not in violation of any provision of the Company’s certificate of incorporation or bylaws as currently in effect, (ii) is not in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company under), nor has the Company received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (iii) is not in violation of any order of any court, arbitrator or governmental body, or (iv) is not or has not been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws applicable to its business, except in each case (other than with respect to clause (i) above) for such defaults or violations as would not have a Material Adverse Effect.
2.18    Private Placement. Assuming the accuracy of each Purchaser’s representations and warranties set forth in Article III hereof, no registration under the Securities Act is required for the offer and sale of the Shares by the Company to the Purchasers hereunder. The Shares (i) were not offered by any form of general solicitation or general advertising (as such terms are defined in Regulation D under the Securities Act) and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act or any state securities laws. No disqualifying event described in Rule 506(d)(l)(i)-(viii) under the Securities Act (a “Disqualification Event”) is applicable to the Company or, to the Company’s knowledge, any Company Covered Person (as defined below), except for a Disqualification Event as to which Rule 506(d)(2)(ii)-(iv) or (d)(3) under the Securities Act is applicable. The Company has complied, to the extent applicable, with any disclosure obligations under Rule 506(e) under the Securities Act. “Company Covered Person” means, with respect to the Company as an “issuer” for purposes of Rule 506 under the Securities Act, any person listed in the first paragraph of Rule 506(d)(1) under the Securities Act.
4856-1855-5126.3

2.19    No Integrated Offering. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Shares in a manner that would require the registration under the Securities Act of the sale of the Shares or that would be integrated with the offer or sale of the Shares for purposes of the rules and regulations of Nasdaq such that it would require stockholder approval prior to the closing of such other transaction unless stockholder approval is obtained before the closing of such subsequent transaction.
ARTICLE III
REPRESENTATIONS, WARRANTIES AND COVENANTS OF PURCHASERS
Each Purchaser, for itself and for no other Purchaser, hereby represents, warrants and covenants to the Company as follows:
3.1    Authorization and Power. Such Purchaser has the requisite power and authority to enter into and perform the Transaction Documents and to purchase the Shares being sold to it hereunder. The execution, delivery and performance of this Agreement by such Purchaser and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action, and no further consent or authorization of such Purchaser or its board of directors, stockholders or other governing body is required. When executed and delivered by such Purchaser, this Agreement shall constitute a valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application.
3.2    No Conflict. The execution, delivery and performance of the Transaction Documents by such Purchaser and the consummation by such Purchaser of the transactions contemplated hereby do not and will not (i) violate any provision of such Purchaser’s chatter or organizational documents, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which such Purchaser is a party or by which such Purchaser’s properties or assets are bound, or (iii) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to such Purchaser or by which any property or asset of such Purchaser are bound or affected.
3.3    Purchaser Sophistication; Accredited Investor. Such Purchaser (a) is knowledge-able, sophisticated and experienced in making, and is qualified to make decisions with respect to, investments in securities presenting an investment decision like that involved in the purchase of the Shares, including investments in securities issued by the Company and investments in comparable companies, and has requested, received, reviewed and considered all information it deemed relevant in making an informed decision to purchase the Shares; (b) in connection with its decision to purchase the Shares, relied only upon the SEC Documents, other publicly available information, and the representations and warranties of the Company contained herein;
4856-1855-5126.3

(c) is an “accredited investor” pursuant to Rule 501 of Regulation D under the Securities Act; (d) is acquiring the Shares for its own account for investment only and with no present intention of distributing any of the Shares or any arrangement or understanding with any other persons regarding the distribution of the Shares; (e) has not been organized, reorganized or recapitalized specifically for the purpose of investing in the Shares; (f) will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire to take a pledge of) any of the Shares except in compliance with the Securities Act and applicable state securities laws; (g) understands that the Shares are being offered and sold to it in reliance upon specific exemptions from the registration requirements of the Securities Act and state securities laws, and that the Company is relying upon the truth and accuracy of, and such Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of such Purchaser to acquire the Shares; (h) understands that its investment in the Shares involves a significant degree of risk, including a risk of total loss of such Purchaser’s investment (provided that such acknowledgment in no way diminishes the representations, warranties and covenants made by the Company hereunder); and (i) understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Shares.
3.4    Private Placement. Such Purchaser acknowledges and agrees that the Shares are being offered in a transaction not involving a public offering within the meaning of the Securities Act and that the Shares have not been registered under the Securities Act. Such Purchaser acknowledges and agrees that the Shares may not be offered, resold, transferred, pledged or otherwise disposed of by such Purchaser absent an effective registration statement under the Securities Act or an applicable exemption from the registration requirements of the Securities Act, including Rule 144 promulgated thereunder.
3.5    Ownership of Capital Stock. Except as previously disclosed to the Company in writing or by email and excluding the Shares, such Purchaser and its Affiliates beneficially own no shares of capital stock of the Company as of the date hereof.
3.6    Stock Legends. Such Purchaser acknowledges that certificates or book-entry credits evidencing the Shares shall bear a restrictive legend in substantially the following form (and including related stock transfer instructions and record notations):
THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE
4856-1855-5126.3

WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY.
3.7    No Legal, Tax or Investment Advice. Such Purchaser understands that nothing in this Agreement or any other materials presented by or on behalf of the Company to such Purchaser in connection with the purchase of the Shares constitutes legal, tax or investment advice. Such Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Shares.
3.8    No General Solicitation; Pre-Existing Relationship. Such Purchaser is not purchasing the Shares as a result of any advertisement, article, notice or other communication regarding the Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement (as defined in Regulation D under the Securities Act). Such Purchaser also represents that such Purchaser was contacted regarding the sale of the Shares by the Company (or a representative of the Company) and the Shares were offered to such Purchaser solely by direct contact between such Purchaser and the Company (or an authorized representative of the Company). Such Purchaser did not become aware of this offering of Shares, nor were the Shares offered to such Purchaser, by any other means.
3.9    Purchase Entirely for Own Account. The Shares to be received by such Purchaser hereunder will be acquired for such Purchaser’s own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the Securities Act, and such Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the Securities Act without prejudice, however, to such Purchaser’s right at all times to sell or otherwise dispose of all or any part thereof in compliance with applicable federal and state securities laws. Nothing contained herein shall be deemed a representation or warranty by such Purchaser to hold the Shares for any period of time.
3.10    Experience of the Purchasers. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Shares, and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the Shares and, at the present time, is able to afford a complete loss of such investment.
3.11    Disclosure of Information. Such Purchaser has had an opportunity to receive all information related to the Company requested by it and to ask questions of and receive answers from the Company regarding the Company, its business and the terms and conditions of the offering of the Shares. The Purchaser acknowledges receipt of copies of the SEC Documents (or access thereto via EDGAR).
3.12    Interested Stockholder. Such Purchaser is not an “Interested Stockholder” (as such term is defined in Section 203 of the General Corporation Law of the State of Delaware).
4856-1855-5126.3

3.13    Foreign Investor. If such Purchaser is not a United States person (as defined by Section 7701(a)(30) of the Code), the Purchaser hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with the purchase of the Shares or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Shares, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Shares. The Purchaser’s payment for and continued beneficial ownership of the Shares will not violate any applicable securities or other laws of the Purchaser’s jurisdiction.
3.14    No Rule 506 Disqualifying Activities. Neither such Purchaser nor any person or entity with whom such Purchaser will share beneficial ownership of the Shares is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i)-(viii) under the Securities Act.
3.15    Disclaimer of Other Representations and Warranties. Except as expressly set forth in Article II (as qualified by the SEC Documents) or in any other Transaction Document, such Purchaser acknowledges that neither the Company nor any other Person has made or is making any representation or warranty of any kind, express or implied, at law or in equity, including with respect to it or any of its subsidiaries or any of their respective businesses, assets, liabilities, condition (financial or otherwise), prospects or operations, or otherwise, and any such other representations and warranties are hereby expressly disclaimed by the Company. Without limiting the foregoing, such Purchaser has received and may continue to receive from the Company certain estimates, projections, forecasts and other forward-looking information, as well as certain business plans and cost-related plan information, regarding the Company, its subsidiaries and their respective businesses and operations, and such Purchaser is making its own evaluation of the adequacy and accuracy of all such estimates, projections, forecasts and other forward-looking information, as well as such business plans and cost-related plan information, and such Purchaser has not relied upon and will not have any claim against the Company or any of its subsidiaries, or any of their respective stockholders, directors, officers, employees, Affiliates, advisors, agents or representatives, or any other Person, with respect thereto.
ARTICLE IV
COVENANTS OF THE PARTIES
4.1    Reasonable Best Efforts to Close. The parties shall use reasonable best efforts to cause the conditions to Closing set forth in Article V to be satisfied and close as soon as practicable.
4.2    Lock-Up.
(a)    Agreement to Lock-Up. Each Purchaser hereby agrees that it will not, without the prior written consent of the Company during the period commencing on the Closing Date and ending on the date that is ninety (90) days after the Closing Date (the “Lock-Up Period”) (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase,
4856-1855-5126.3

purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock; or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any shares of Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise; provided that this Section 4.2 shall not apply to any transfer of Shares by such Purchaser to its Affiliates; provided that, as a condition of such transfer, such Affiliate agrees in writing to be bound by the provisions of this Section 4.2 to the same extent as such Purchaser. Notwithstanding the foregoing, each Purchaser or their respective Permitted Transferees may transfer shares of Common Stock during the Lock-Up Period (x) to (1) such Purchaser’s officers or directors, (2) any immediate family members of such Purchaser’s officers or directors, or (3) any direct or indirect partners, members or equity holders of Purchaser or any related investment funds or vehicles controlled or managed by such persons or entities or their respective affiliates, (y) to the Company; or (z) in connection with a liquidation, merger, stock exchange, reorganization, tender offer approved by the Board or a duly authorized committee thereof or other similar transaction which results in all of the Company’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property subsequent to the Closing Date; provided, however, that in the case of clauses (x)(1) to (x)(3), it shall be a condition to the transfer that the Permitted Transferee execute an agreement stating that the Permitted Transferee is receiving and holding such capital stock subject to this Section 4.2 and there shall be no further transfer of such capital stock except in accordance with this Section 4.2, and provided further that any such transfer shall not involve a disposition for value. The term “Permitted Transferees” means, prior to the expiration of the Lock-Up Period, any person or entity to whom such Purchaser is permitted to transfer such shares of Common Stock prior to the expiration of the Lock-Up Period pursuant to this Section 4.2.
(b)    Stop Transfer Instructions. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the shares of Common Stock of such Purchaser (and transferees and assignees thereof) until the end of such restricted period.
4.3    Board Rights. As of the Closing Date, each Purchaser shall have the right (but not the obligation) to nominate two (2) representatives (the “Purchaser Board Designees”) to the Board, subject to the approval by the Board upon a satisfactory background check; provided that each of such Purchaser Board Designees must qualify as an “independent” director as defined under Nasdaq Listing Rule 5605(a)(2), and shall have provided the Nominating and Corporate Governance Committee of the Board (the “Nominating Committee”) such information as the Nominating Committee customarily requests pursuant to its charter then in effect or pursuant to the Company’s bylaws, to determine that such Purchaser Board Designees meet the independence requirements under Nasdaq Listing Rule 5605(a)(2) and are not otherwise disqualified by applicable Nasdaq or Commission rules or regulations from service on the Board. The Company agrees to take all necessary corporate and other actions, including increasing the size of the Board, if necessary, and filling the resulting vacancy by vote of the Board, to permit the Purchaser Board Designees to be appointed or elected by the members of the Board, pursuant to the Company’s certificate of incorporation and bylaws.
4856-1855-5126.3

4.4    Management Rights. As of the Closing Date, the Company shall appoint Andy Yoo as the Chief Restructuring Officer of the Company, with broad expense approval authority, subject to the approval by the Board. The Company agrees to take all necessary corporate and other actions, including obtaining prior Board approval of such appointment and designation of authority, pursuant to the Company’s bylaws.
4.5    Further Transfers. Without in any way limiting the provisions of Section 4.2, each Purchaser covenants that the Shares will only be sold, offered for sale, pledged, loaned, or otherwise disposed of pursuant to an effective registration statement under, and in compliance with the requirements of, the Securities Act or pursuant to an available exemption from the registration requirements of the Securities Act, and in compliance with any applicable state securities laws. In connection with any transfer of Shares other than pursuant to an effective registration statement or Rule 144, the Company may require such Purchaser to provide to the Company an opinion of counsel selected by such Purchaser, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration under the Securities Act.
4.6    Indemnification.
(a)    The Company agrees to indemnify and hold harmless the Purchasers, and their respective directors, officers, stockholders, members, partners, employees and agents (and any other persons with a functionally equivalent role of a person holding such titles notwithstanding a lack of such title or any other title), each person who controls such Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, stockholders, agents, members, partners or employees (and any other persons with a functionally equivalent role of a person holding such titles notwithstanding a lack of such title or any other title) of such controlling person (collectively, the “Purchaser Indemnitees”), from and against all losses, liabilities, claims, damages, costs, fees and expenses whatsoever (including, but not limited to, any and all expenses incurred in investigating, preparing or defending against any litigation commenced or threatened) based upon or arising out of the Company’s breach of any representation, warranty or covenant contained herein; provided, however, that the Company will not be liable in any such case to the extent and only to the extent that any such loss, liability, claim, damage, cost, fee or expense arises out of or is based upon the inaccuracy of any representations made by such indemnified party in this Agreement, or the failure of such indemnified party to comply with the covenants and agreements contained herein.
(b)    Promptly after receipt by an indemnified party under this Section 4.6 of notice of the commencement of any indemnifiable action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 4.6, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 4.6 except to the extent the indemnified party is actually prejudiced by such omission. In case any such indemnifiable action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the
4856-1855-5126.3

indemnifying party will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, if the defendants in any such indemnifiable action include both the indemnified party and the indemnifying party and either (i) the indemnifying party or parties and the indemnified party or parties mutually agree or (ii) representation of both the indemnifying party or parties and the indemnified party or parties by the same counsel is inappropriate under applicable standards of professional conduct due to actual or potential differing interests between them, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such indemnifiable action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such indemnifiable action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 4.6 for any reasonable legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed counsel in connection with the assumption of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel in such circumstance), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the indemnifiable action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened indemnifiable action in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such indemnifiable action) unless such settlement, compromise or consent requires only the payment of money damages, does not subject the indemnified party to any continuing obligation or require any admission of criminal or civil responsibility, and includes an unconditional release of each indemnified party from all liability arising out of such indemnifiable action, or (ii) be liable for any settlement of any such indemnifiable action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment of the plaintiff in any such indemnifiable action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.
(c)    Each Purchaser acknowledges on behalf of itself and each Purchaser Indemnitee that, other than for actions seeking specific performance of the obligations under this Agreement or in the case of fraud, the sole and exclusive remedy of such Purchaser and such Purchaser Indemnitee with respect to any and all claims relating to this Agreement shall be pursuant to the indemnification provisions set forth in this Section 4.6.
4856-1855-5126.3

ARTICLE V
CONDITIONS TO CLOSING
5.1    Conditions Precedent to the Obligations of Purchasers. The obligation of the Purchasers to acquire the Shares at the Closing is subject to the satisfaction or waiver by the Purchasers, at or before the Closing, of each of the following conditions:
(a)    Representations and Warranties. The representations and warranties of the Company contained in Article II shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date, and, the representations and warranties made by the Company in Article II hereof not qualified as to materiality shall be true and correct in all material respects as of the date hereof and the Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date.
(b)    Performance. The Company shall have performed and complied, in all material respects, with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Company on or before the Closing, including, without limitation, the delivery by the Company of the items contemplated by Section 1.4(a).
(c)    No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.
(d)    Korean Regulatory Approval. Each Purchaser shall have duly completed the overseas investment reporting obligations under the Korean Foreign Exchange Transactions Act and obtained all regulatory approvals in accordance with Korean laws.
(e)    No Nasdaq Objection. Nasdaq shall have raised no objection to the consummation of the transactions contemplated by the Transaction Documents.
(f)    Listing of Additional Shares. The Company shall have submitted a Listing of Additional Shares Notification with the Nasdaq covering all of the Shares (subject to the Exchange Cap).
(g)    Registration Rights Agreement. The Company shall have executed and delivered the Registration Rights Agreement, and the Registration Rights Agreement shall be in full force and effect.
5.2    Conditions Precedent to the Obligations of the Company. The obligation of the Company to issue the Shares at the Closing is subject to the satisfaction or waiver by the Company, at or before the Closing, of each of the following conditions:
4856-1855-5126.3

(a)    Representations and Warranties. The representations and warranties of the Purchasers contained in Article III shall be true and correct in all respects as of the Closing (unless as of a specific date therein in which case they shall be accurate as of such date).
(b)    Performance. Each Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by such Purchaser at or prior to the Closing, including, without limitation, the delivery by such Purchaser of the items contemplated by Section 1.4(b).
(c)    No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.
(d)    No Nasdaq Objection. Nasdaq shall have raised no objection to the consummation of the transactions contemplated by the Transaction Documents.
(e)    Registration Rights Agreement. Each Purchaser shall have executed and delivered the Registration Rights Agreement, and the Registration Rights Agreement shall be in full force and effect.
ARTICLE VI
MISCELLANEOUS
6.1    Survival of Warranties. Unless otherwise set forth in this Agreement, the representations and warranties of the Company and the Purchasers contained in or made pursuant to this Agreement shall survive the Closing and the delivery of the Shares.
6.2    Fees and Expenses. Each party shall pay the fees and expenses of its advisors, counsel, accountants and other experts, if any, and all other expenses, incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.
6.3    Entire Agreement. The Transaction Documents, together with the Exhibits and Schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules; provided, however, that any confidentiality agreements previously entered into between the Company and the Purchasers shall remain in full force and effect. At or after the Closing, and without further consideration, the Company will execute and deliver to the Purchasers, and the Purchasers will execute and deliver to the Company, such further documents as may be reasonably requested in order to give practical effect to the intention of the parties under the Transaction Documents.
6.4    Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective
4856-1855-5126.3

on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile or email at the facsimile number or email address specified in this Section prior to 4:00 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile or email at the facsimile number or email address specified in this Section on a day that is not a Trading Day or later than 4:00 p.m. (New York City time) on any Trading Day, (c) the Trading Day following the date of deposit with a nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The addresses, facsimile numbers and email addresses for such notices and communications are those set forth below, or such other address or facsimile number as may be designated in writing hereafter, in the same maimer, by any such Person:

If to the Company:	Exicure, Inc. 2430 N. Halsted St. Chicago, IL 60614 Attention: President Email: pkang@exicuretx.com
with copies (which copies shall not constitute notice to the Company) to:	Baker & Hostetler LLP 45 Rockefeller Plaza New York, NY 10111 Attention: Margaret Butler Email: mibutler@bakerlaw.com
If to the Purchasers:	To their respective addresses as set forth on Schedule 1 hereto.

6.5    Amendments; Waivers. This Agreement and any term hereof may be amended, terminated or waived only with the written consent of the Company and the Purchasers. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.
6.6    Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.
6.7    Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchaser; provided, however, that no such consent shall be required in connection with any assignment (i) occurring by operation of law in connection with any merger or consolidation to
4856-1855-5126.3

which the Company is a party, (ii) in connection with the acquisition of all or substantially all of the assets of the Company or (iii) any other similar business combination transaction involving the Company. A Purchaser may assign its rights under this Agreement only to a Person to whom such Purchaser assigns or transfers all Shares held by such Purchaser; provided that (x) following such transfer or assignment, the further disposition of the Shares by the transferee or assignee is restricted under the Securities Act and applicable state securities laws, (y) as a condition of such transfer, such transferee agrees in writing to be bound by all of the terms and conditions of this Agreement as a party hereto and (z) such transfer shall have been made in accordance with the applicable requirements of this Agreement and with all laws applicable thereto.
6.8    Persons Entitled to Benefit of Agreement. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.
6.9    Governing Law; Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware without regard to the choice of law principles thereof. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the Delaware Chancery Court (or, if the Delaware Chancery Court shall be unavailable, then any federal court of the United States of America sitting in the State of Delaware) for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. If any party hereto shall commence an action or proceeding to enforce any provisions of the Transaction Documents, then, the prevailing party in such action or proceeding shall be reimbursed by the non-prevailing party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.
6.10    Counterparts; Execution. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
6.11    Severability. If any provision hereof should be held invalid, illegal or unenforceable in any respect, then, to the fullest extent permitted by law, (a) all other provisions hereof shall remain in full force and effect and shall be liberally construed in order to carry out the intentions of the parties as nearly as may be possible and (b) the parties shall use their best efforts to replace the invalid, illegal or unenforceable provision(s) with valid, legal and
4856-1855-5126.3

enforceable provision(s) which, insofar as practical, implement the purposes of such provision(s) in this Agreement.
6.12    Adjustments in Share Numbers and Prices. In the event of any stock split, subdivision, dividend or distribution payable in shares of Common Stock (or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly shares of Common Stock), combination or other similar recapitalization or event occurring after the date hereof, each reference in any Transaction Document to a number of shares or a price per share shall be deemed to be amended to appropriately account for such event.
[SIGNATURE PAGES TO FOLLOW]

4856-1855-5126.3

IN WITNESS WHEREOF, the parties hereto have caused this Common Stock Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

COMPANY:
EXICURE, INC.
By: /s/ Paul Kang
Paul Kang
President & Chief Executive Officer

4856-1855-5126.3

IN WITNESS WHEREOF, the parties hereto have caused this Common Stock Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

PURCHASER:
HITRON SYSTEMS INC.
By: /s/ Andy Yoo
Andy Yoo
Chief Executive Officer

4856-1855-5126.3

SCHEDULE 1
SCHEDULE OF PURCHASERS

Name of Purchaser and Address/Contact Information	Number of Shares Purchased	Share Purchase Price
HiTron Systems Inc. Address: 99-13 Masan-gil, Miyang-myeon, Anseong-si, Gyeonggi-do, Korea 17601 Phone: [_______________] Email: andy.yoo@balancers.co.kr Attention: Andy Yoo, CEO	433,333	$1,300,000

4856-1855-5126.3

Exhibit A
STOCK REGISTRATION QUESTIONNAIRE
Pursuant to Section 1.4 of the Agreement, please provide us with the following information:

The exact name that the Shares are to be registered in (this is the name that will appear on the common stock certificate(s) or Direct Registration System advice(s)):
The relationship between the Purchaser of the Shares and the Registered Purchaser listed in response to Item 1 above:
The mailing address, telephone and telecopy number of the Registered Purchaser listed in response to Item 1 above:

The Tax Identification Number (or, if an individual, the Social Security Number) of the Registered Purchaser listed in response to Item 1 above:
EQ Account Number of the Registered Purchaser listed in response to Item 1 above (indicate none if such Registered Purchaser does not yet have one):
Form of delivery of Shares:	Stock certificate(s): ☐
Electronic book-entry in the Direct Registration System: ☐

4856-1855-5126.3

Exhibit B
ACCREDITED INVESTOR QUALIFICATION QUESTIONNAIRE
[See Attached]

4856-1855-5126.3

Exhibit C
“BAD ACTOR” QUESTIONNAIRE FORMS
[See Attached]

4856-1855-5126.3

Exhibit D
REGISTRATION RIGHTS AGREEMENT
[See Attached]
4856-1855-5126.3